UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CATALENT, INC.

(Name of Registrant as Specified In Its Charter)

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Supplement to Proxy Statement

Catalent, Inc.

14 Schoolhouse Road

Somerset, NJ 08873

This Supplement to Proxy Statement supplements and amends the definitive proxy statement on Schedule 14A filed by Catalent, Inc. (the “Company”) with the Securities and Exchange Commission on September 17, 2021 (the “Proxy Statement”).

The Company has determined that the amount reported in the “All Other Compensation” and “Total” columns of the Summary Compensation Table on page 51 of the Proxy Statement (the “Summary Compensation Table”) with respect to fiscal 2021 for Alessandro Maselli, the Company’s President and Chief Operating Officer, inadvertently failed to reflect as an offset to the tax equalization benefits included therein the $502,709 in taxes paid by Mr. Maselli to the Company in respect of his hypothetical withholding obligation. This offset was also not reflected in footnote (6) to the Summary Compensation Table on page 52 (the “SCT Footnote”) and in the “All Other Compensation” and “Total Compensation” columns of the 2021 Executive Compensation Highlights table (the “Highlights Table”) on page 2.

Accordingly, after including this amount, the amounts for the “All Other Compensation” and “Total” columns of the Summary Compensation Table for fiscal 2021 for Mr. Maselli should be $1,866,588 and $4,559,730, respectively; the amounts for the “Relocation Allowances & Benefits” and “Total” columns table in the SCT Footnote should be $1,778,982 and $1,866,588, respectively; the amount of aggregate tax equalization benefits and accompanying tax gross-ups paid by the Company in Mr. Maselli’s favor for fiscal 2021 as shown in footnote D to the table in the SCT Footnote should be $1,507,213; and the amounts for the “All Other Compensation” and “Total Compensation” columns of the Highlights Table for Mr. Maselli should be $1,866,588 and $4,559,730, respectively.

This supplemental information should be read together with the Proxy Statement, which should be read in its entirety. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended hereby. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON OCTOBER 28, 2021:

The Proxy Statement (including this supplement) and 2021 Annual Report to Shareholders are available at

http://www.proxyvote.com